As filed with the Securities and Exchange Commission on April 22, 2003

Registration No. 333-34835 and 333-34835-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JP REALTY, INC	PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)	(Exact name of registrant if specified in its charter)

Maryland	Maryland
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

87-0515088	87-0516235
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

110 North Wacker Drive
Chicago, Illinois 60606
(312) 960-5000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Mr. John Bucksbaum
Chief Executive Officer
General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
(312) 960-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Bansari M. Shah, Esq.
Neal, Gerber & Eisenberg
Two North LaSalle Street
Chicago, Illinois 60602
(312) 269-8000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Not applicable.

REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES

REMOVAL OF SECURITIES FROM REGISTRATION

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as declared effective on November 14, 1997 (File Nos. 333-34835 and 333-34835-01) (the “Registration Statement”), is being filed to deregister certain shares of common stock, shares of preferred stock, common stock warrants, depositary shares and guarantees of JP Realty, Inc. (“JP Realty”) and certain debt securities of Price Development Company, Limited Partnership (“PDC”). JP Realty previously registered, pursuant to the Registration Statement, up to $200,000,000 of common stock, preferred stock, common stock warrants, depositary shares and guarantees and PDC previously registered, pursuant to the Registration Statement, up to $200,000,000 of debt securities (collectively, the “Securities”), for an aggregate offering amount of $400,000,000.

     On July 10, 2002, General Growth Properties, Inc. (“General Growth”) acquired JP Realty and PDC by merger. As of July 10, 2002, JP Realty had not completed any public offerings of Securities under the Registration Statement and PDC had completed one public offering issuing an aggregate amount of $100,000,000 of debt securities under the Registration Statement. General Growth, as successor by merger to JP Realty and PDC, has not and will not sell any additional Securities under the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 is being filed to remove from registration all of the Securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 22nd day of April, 2003.

GGP ACQUISITION, L.L.C., as successor by merger to JP Realty, Inc.

By:	GGPLP L.L.C., its sole member

	By:	GGP LIMITED PARTNERSHIP, its managing member

		By:	GENERAL GROWTH PROPERTIES, INC., its general partner

			By:	/s/ John Bucksbaum Name: John Bucksbaum Title: Chief Executive Officer

PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP

By:	GGP ACQUISITION, L.L.C., its general partner

	By:	GGPLP L.L.C., its sole member

		By:	GGP LIMITED PARTNERSHIP, its managing member

			By:	GENERAL GROWTH PROPERTIES, INC., its general partner

				By:	/s/ John Bucksbaum Name: John Bucksbaum Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on April 22, 2003, by the following persons in the capacities indicated:

Signature	Title

/s/ Matthew Bucksbaum Matthew Bucksbaum	Chairman of the Board

/s/ John Bucksbaum John Bucksbaum	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Robert Michaels Robert Michaels	President and Director

/s/ Bernard Freibaum Bernard Freibaum	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Anthony Downs Anthony Downs	Director

/s/ Morris Mark Morris Mark	Director

/s/ Beth Stewart Beth Stewart	Director

/s/ Alan Cohen Alan Cohen	Director